EXHIBIT (j)

                          Independent Auditors' Consent


The Board of Directors and Shareholders
Sit Mutual Funds II, Inc.
Sit U.S. Government Securities Fund, Inc.
Sit Money Market Fund, Inc.:


We consent to the use of our report dated May 7, 1999 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.


                                                /s/ KPMG Peat Marwick LLP

                                                KPMG Peat Marwick LLP


Minneapolis, Minnesota
May 21, 1999


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